Exhibit 99.1

Peoples Financial Services Corp. Announces Completion of Private
Placement of $85.0 Million of Subordinated Notes

Significant Investor Demand Resulted in an Oversubscribed and Upsized Transaction Providing Cost-Effective Capital to Fortify the Company’s Balance and Support Growth

DUNMORE, PA.--(BUSINESS WIRE)—Peoples Financial Services Corp. (Nasdaq: PFIS) (the “Company”), the parent company of Peoples Security Bank and Trust Company (the “Bank”), today announced the completion of a private placement of $85.0 million in aggregate principal amount of 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”). The Company intends to use the proceeds of the private placement for general corporate purposes and the redemption of existing subordinated debt.

The Notes will initially bear interest at a rate of 7.75% per annum from issuance until June 15, 2030, with interest during this period payable semi-annually in arrears beginning December 15, 2025. From June 15, 2030, to the stated maturity date or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to Three-Month Term Secured Overnight Financing Rate plus 411 basis points, with interest during this period payable quarterly in arrears beginning September 15, 2030. The Notes are redeemable by the Company, in whole or in part, on or after June 15, 2030, and at any time upon the occurrence of certain events. The Notes have been structured to qualify as Tier 2 capital for the Company for regulatory capital purposes.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended, with substantially the same terms as the Notes.

The Company’s Chief Executive Officer, Gerard A. Champi, stated “We are extremely pleased with the successful completion of this offering with robust demand and on favorable terms. We entered this issuance from a position of strength following continued excellent execution on our merger with FNCB Bancorp, Inc. as reflected in our first quarter performance numbers.”

The Company’s President, Thomas P. Tulaney, added, “This cost-effective capital issuance reflects our disciplined approach to capital management which prioritizes balance sheet strength while being mindful of implications for our shareholders.”

Performance Trust Capital Partners, LLC acted as sole placement agent for the Notes offering. Troutman Pepper Locke LLP served as legal counsel to the Company and Luse Gorman, PC served as legal counsel to the placement agent.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About the Company:

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 39 full-service community banking offices located within Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York.  Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations, and government entities.  Peoples' business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, and local and timely decision making.  For more information visit psbt.com.

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and its subsidiaries (collectively, "Peoples" or “we”) and other statements that are not historical facts that are considered "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation and their effect on our investment values; the effects of any recession in the United States; the impact on financial markets from geopolitical conflict, including from wars, military conflict or trade policies, including tariffs or retaliatory tariffs; impairment charges relating to our investment portfolio; credit risks in connection with our lending activities; the economic health of our market area; our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; our ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of our customer deposit levels; unrealized losses; reliance on our subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; future pension plan costs; our ability to retain key personnel; the strength of our disclosure controls and procedures; environmental liabilities; reliance on third-party vendors and service providers; competition from non-bank entities; the development and use of AI in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; our ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; our ability to compete effectively in our industry; the soundness of other financial institutions; adverse changes in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; our ability to realize the anticipated benefits of our merger with FNCB Bancorp, Inc.; future acquisitions or a change in control; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com

Source: Peoples Financial Services Corp.